Exhibit 99.1

FOR IMMEDIATE RELEASE

MARCH 8, 2013

Media Contact:	Jill McMillan, Director, Public & Industry Affairs
Phone: (214) 721-9271
Jill.McMillan@CrosstexEnergy.com

CROSSTEX ENERGY COMMENCES REGISTERED EXCHANGE OFFER
FOR PREVIOUSLY ISSUED 7 1/8 PERCENT SENIOR NOTES DUE 2022

DALLAS, March 8, 2013 — Crosstex Energy, L.P. (NASDAQ: XTEX) (the Partnership) announced today that the Partnership and its wholly-owned subsidiary, Crosstex Energy Finance Corporation, are offering to exchange $250 million of their outstanding 7 1/8 percent Senior Notes due 2022, which were privately placed on May 24, 2012, for a like principal amount of 7 1/8 percent Senior Notes due 2022 that have been registered under the U.S. Securities Act of 1933, as amended (the “Act”).  The exchange notes are being offered pursuant to a registration rights agreement previously entered into in connection with the issuance of the outstanding notes.

The terms of the exchange notes are substantially the same as the terms of the outstanding notes, except that the exchange notes have been registered under the Act and the transfer restrictions, registration rights and provisions for additional interest relating to the outstanding notes do not apply to the exchange notes.  Any outstanding original notes that are not exchanged will continue to be subject to the existing transfer restrictions.

The exchange offer will expire at 5:00 p.m., New York City time, on April 9, 2013, unless extended. Tenders of the original notes must be made before the exchange offer expires and may be withdrawn at any time before the exchange offer expires.

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The terms of the exchange offer are set forth in a prospectus dated March 8, 2013. Documents related to the offer, including the prospectus and the associated letter of transmittal, have been filed with the Securities Exchange Commission, and may be obtained from the exchange agent, Wells Fargo Bank, N.A. Wells Fargo’s address, telephone number and facsimile number are as follows:

By Registered or Certified Mail

Wells Fargo Bank, N.A.

MAC N9303-121

P.O. Box 1517

Minneapolis, Minnesota 55480

By Overnight Delivery

Wells Fargo Bank, N.A.

MAC N9303-121

6th & Marquette Avenue

Minneapolis, Minnesota 55479

By Hand Delivery

Wells Fargo Bank, N.A.

608 2nd Avenue South

Northstar East

Building —12th Floor

Minneapolis, Minnesota

Facsimile Transmission

612-667-6282

Attn: Corporate Trust Operations

Confirm by Telephone:

800-344-5128

This press release shall not constitute an offer to exchange nor a solicitation of an offer to exchange the original notes. The exchange offer is being made only by the prospectus dated March 8, 2013, and only to such persons and in such jurisdictions as is permitted under applicable law.

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About the Crosstex Energy Companies

Crosstex Energy, L.P. (NASDAQ: XTEX) is an integrated midstream energy partnership headquartered in Dallas, TX. XTEX offers tailored customer solutions spanning the energy value chain that link energy production with consumption. XTEX operates approximately 3,500 miles of natural gas, natural gas liquids and oil pipelines, 10 natural gas processing plants and four fractionators, as well as barge and rail terminals, product storage facilities, brine water disposal wells and an extensive truck fleet. XTEX has the right platform, the right opportunities and the right people to pursue its growth-focused business strategy.

Crosstex Energy, Inc. (NASDAQ: XTXI) owns combined general and limited partner interests of approximately 19 percent and the incentive distribution rights of Crosstex Energy, L.P.

Additional information about the Crosstex companies can be found at www.crosstexenergy.com.

This press release contains forward-looking statements. These statements are based on certain assumptions made by the Partnership based upon management’s experience and perception of historical trends, current conditions, expected future developments and other factors the Partnership believe are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership, which may cause the Partnership’s actual results to differ materially from those implied or expressed by the forward-looking statements. These risks include, but are not limited to, risks discussed in the Partnership’s filings with the Securities and Exchange Commission. The Partnership has no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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